UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 30, 2014

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Railroad Avenue, Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Hudson Bay Exchange Agreement

On September 30, 2014, the Board of Directors of WPCS International Incorporated (the “Company”) approved the filing of and filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) and a Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock (the “Series G Certificate of Designation”).

On September 30, 2014 (the “Closing Date”), the Company entered into an Amendment, Waiver and Exchange Agreement (the “Exchange Agreement”) with Hudson Bay Master Fund Ltd. (“Hudson Bay”), a holder of outstanding notes, warrants and preferred stock of the Company previously purchased through a Securities Purchase Agreement dated December 4, 2012 (the “2012 SPA”), an Amendment, Waiver and Exchange Agreement, dated October 25, 2013 (the “2013 Amendment”) and a Securities Purchase Agreement dated December 17, 2013, as amended (the “2013 SPA”).

Pursuant to the 2012 SPA, Hudson Bay purchased (i) a senior secured convertible note, which as of the Closing Date, had an outstanding principal amount of $145,362 (the “2012 Note”), which is convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) a warrant, which as of the Closing Date, allowed Hudson Bay to purchase 710,248 shares of Common Stock (the “2012 Warrant”). Pursuant to the 2013 Amendment, Hudson Bay acquired a warrant, which as of the Closing Date, allowed Hudson Bay to purchase 61,760 shares of Common Stock (the “Amendment Warrant”). Pursuant to the 2013 SPA, Hudson Bay purchased (i) shares of series E convertible preferred stock (the “Series E Preferred Stock”), which as of the Closing Date, 794 were owned by Hudson Bay and are convertible into shares of Common Stock and (ii) a warrant, which as of the Closing Date, allowed Hudson Bay to purchase 488,603 shares of Common Stock (the “2013 Warrant,” and together with the 2012 Warrant and the Amendment Warrant, the “Warrants”).

Pursuant to the Exchange Agreement, Hudson Bay exchanged (i) the 2012 Note for 5,628 shares of newly designated series F convertible preferred stock, par value $0.001 (the “Series F Preferred Stock”); (ii) the Series E Preferred Stock for a promissory note in a principal amount of $794,000 (the “2014 Note”) and 1,060 shares of series G convertible preferred stock, par value $0.001 (the “Series G Preferred Stock”); and (iii) the Warrants for 1,028 shares of Series G Preferred Stock. The Series F Preferred Stock and Series G Preferred Stock were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The 2014 Note matures on September 30, 2015 and accrues no interest. Upon and during an event of default, the Note shall accrue interest daily at a rate of twenty-five percent (25%), compounding monthly. The Company has the right to redeem the 2014 Note at any time. If the 2014 Note is not repaid prior to October 5, 2015, the Company will be obligated to pay an additional 25% redemption premium. In addition, if the Company sells any securities, then the Company will redeem 17% of the 2014 Note with the net proceeds of such offering. Upon an event of default, Hudson Bay has the right to require the Company to redeem the 2014 Note, with a 25% redemption premium upon the occurrence of certain events of default.

Under the terms of the Series F Certificate of Designation, each share of Series F Preferred Stock has a stated value of $1,000 and is convertible into shares of Common Stock equal to the stated value (and all accrued but unpaid dividends) divided by the conversion price of $1.00 per share (subject to adjustment in the event of stock splits and dividends).  The Series F Preferred Stock accrues dividends at a rate of 8% per annum, payable quarterly in arrears in cash or in kind, subject to certain conditions being met.  The Series F Preferred Stock contains a three year “make-whole” provision such that if the Series F Preferred Stock is converted prior to the third anniversary of the date of original issuance, the holder will be entitled to receive the remaining amount of dividends that would accrued from the of the conversion until such third year anniversary.  The Company is prohibited from effecting the conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series F Preferred Stock.

Under the terms of the Series G Certificate of Designation, each share of Series G Preferred Stock has a stated value of $1,000 and is convertible into shares of Common Stock equal to the stated value (and all accrued but unpaid dividends) divided by the conversion price of $0.815 per share (subject to adjustment in the event of stock splits and dividends).  The Series G Preferred Stock accrues dividends at a rate of 8% per annum, payable quarterly in arrears in cash or in kind, subject to certain conditions being met.  The Series G Preferred Stock contains a three year “make-whole” provision such that if the Series G Preferred Stock is converted prior to the third anniversary of the date of original issuance, the holder will be entitled to receive the remaining amount of dividends that would accrued from the of the conversion until such third year anniversary.  The Company is prohibited from effecting the conversion of the Series G Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series G Preferred Stock.

Pursuant to the Exchange Agreement, the Company agreed to use its reasonable best efforts to obtain its stockholders’ approval at the next annual stockholder meeting or a special meeting of stockholders for (i) the increase of the number of shares of Common Stock authorized for issuance to 75,000,000 (“Stockholder Approval”). The Company agreed to file a preliminary proxy statement relating to the Stockholder Approval by October 30, 2014 and hold the stockholder meeting by December 15, 2014. If, despite the Company’s reasonable best efforts Stockholder Approval is not obtained on or prior to December 15, 2014, the Company agreed to cause an additional annual stockholder meeting to be held annually at which Stockholder Approval will be sought (or if no Annual Meeting of stockholders of the Company is held in any given year, to seek such approval at a special meeting of stockholders of the Company in such given year) until such Stockholder Approval is obtained.

Neither the shares of Series F Preferred Stock nor Series G Preferred Stock shall be convertible until Stockholder Approval is obtained.

The foregoing description of the Exchange Agreement, 2014 Note, Series F Preferred Stock and Series G Preferred Stock does not purport to be complete and is qualified in their entirety by reference to the complete text of the Exchange Agreement, 2014 Note, the Series F Certificate of Designation and the Series G Certificate of Designation, which are filed as Exhibits 10.01, 10.02, 3.01 and 3.02, respectively hereto, and which are incorporated herein by reference.

Seattle Escrow Agreement

In connection with the sale of the substantially all of the assets of WPCS International-Seattle, Inc. (“WPCS-Seattle”) described below in Item 2.01, the Company, EC Company and Sichenzia Ross Friedman Ference LLP entered into an escrow agreement (the “Escrow Agreement”) governing the terms of release of funds deposited in escrow as described below.

The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Escrow Agreement, which is filed as Exhibit 10.04 hereto, and which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2014 (the “Closing Date”), the Company and its wholly-owned subsidiary, WPCS-Seattle, completed the sale of substantially all of the assets of WPCS-Seattle to EC Company for an all cash purchase price of $2,120,000, subject to adjustment based on the net tangible asset value (“NATV”) of WPCS-Seattle on September 30, 2014. The closing of the sale was pursuant to the Asset Purchase Agreement, dated March 31, 2014, by and among the Company, WPCS-Seattle and EC Company (the “Agreement”). On the Closing Date, WPCS received approximately $1,460,000 in cash, while approximately $410,000 was held in escrow for the payment of certain payroll liabilities of WPCS-Seattle. An additional $250,000 was placed in escrow, which is to be released on December 29, 2014 to the Company and/or EC Company pursuant to the Escrow Agreement, dependent on the final calculation of the NATV based on September 30, 2014 financials. If the parties disagree as to the September 30, 2014 NATV, they have 20 days to resolve any differences, and if they are unable to come to an agreement, the matter will then be submitted to an independent, auditing firm for final determination.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 under the heading “Hudson Bay Exchange Agreement” are incorporated herein by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 1.01 under the heading “Hudson Bay Exchange Agreement” are incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure.

On October 3, 2014, the Company issued a press release discussing the sale of the Seattle Operations, as discussed in Item 2.01 above. A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, including Exhibit 99.01, the Company makes no admission as to the materiality of any such information that it is furnishing.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

3.01	Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 30, 2014.

3.02	Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 30, 2014.

10.01	Amendment, Waiver and Exchange Agreement by and between WPCS International Incorporated and Hudson Bay Master Fund Ltd., dated September 30, 2014.

10.02	Promissory Note issued on September 30, 2014, by WPCS International Incorporated to Hudson Bay Master Fund Ltd.

10.03	Asset Purchase Agreement, dated as of March 31, 2014, by and among WPCS International Incorporated, WPCS International-Seattle, Inc. and EC Company filed as an exhibit to the Current Report filed by the Company on April 3, 2014 and incorporated herein by reference.

10.04	Escrow Agreement by and between WPCS International Incorporated and EC Company dated September 30, 2014.

99.01	Press release, dated October 3, 2014, issued by WPCS International Incorporated.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: October 3, 2014	By:	/s/ SEBASTIAN GIORDANO
Sebastian Giordano
Interim Chief Executive Officer